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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): February 20, 2002

                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)


           TEXAS                        000-22915            76-0415919
(State or other jurisdiction of        (Commission        (I.R.S. Employer
       incorporation)                  File Number)       Identification No.)


                              14701 ST. MARY'S LANE
                                    SUITE 800
                              HOUSTON, TEXAS 77079
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (281) 496-1352




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ITEM 5.           OTHER EVENTS.

                  On February 20, 2002, Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), consummated the transactions (the "Financing") contemplated by a Securities Purchase Agreement dated February 20, 2002 (the "Securities Purchase Agreement") among the Company, Mellon Ventures, L.P. ("Mellon") and Steven A. Webster (excluding the Company, the "Investors"). Such transactions included (i) the payment by the Investors of an aggregate purchase price of $6,000,000, (ii) the sale of 60,000 shares of Series B Convertible Participating Preferred Stock (the "Series B Preferred Stock") the terms of which are set forth in the Statement of Resolution Establishing Series of Shares designated Series B Convertible Participating Preferred Stock (the "Statement of Resolution") and which include the right to convert such shares into Common Stock, par value $0.01 (the "Common Stock") of the Company (the "Underlying Shares") at a price of $5.70 per share, subject to adjustments and (iii) the sale of warrants (the "Warrants") to purchase up to 252,632 shares of the Company's Common Stock (the "Warrant Shares") at the exercise price of $5.94 per share, subject to adjustments, to the Investors pursuant to the terms of Warrant Agreement dated February 20, 2002 (the "Warrant Agreement") among the Company, Mellon, and Steven A. Webster, (v) the execution of the Shareholders' Agreement dated February 20, 2002 (the "Shareholders' Agreement") among the Company, Mellon, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P., and (vi) the execution of the Registration Rights Agreement dated February 20, 2002 ("Registration Rights Agreement") among the Company, Mellon and Steven A. Webster.

THE SECURITIES PURCHASE AGREEMENT

                  The Securities Purchase Agreement includes certain representations and warranties by the Company. The Company is obligated to indemnify the Investors for breaches of representations and warranties contained in the Securities Purchase Agreement or in other documents furnished in connection with the Securities Purchase Agreement and for certain third-party claims. Mellon invested $4,000,000 and Mr. Webster, the Company's Chairman of the Board, invested $2,000,000 in the Financing. The Company expects the proceeds to be used to fund the Company's ongoing exploration and development program, to fund working capital and for general corporate purposes.

STATEMENT OF RESOLUTION

                  The Statement of Resolution establishes a series of 150,000 shares (60,000 of which are initially being issued to the Investors under the Purchase Agreement) of the Company's preferred stock, designated as Series B Convertible Participating Preferred Stock with designations, preferences, limitations and relative rights, voting, redemption and other rights that include the following:

                  Dividends. Holders of Series B Preferred Stock are entitled to receive cumulative dividends on each share of Series B Preferred Stock, payable semi-annually. Dividends will be paid, at the option of the Company, (i) in cash at the rate of $8.00 per year or (ii) by issuing


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additional shares of Series B Preferred Stock at the annual rate of 0.10 of a share of Series B Preferred Stock on each share of Series B Preferred Stock as converted.

                  In addition to the foregoing, if the Corporation declares a cash dividend on the Common Stock of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock a cash dividend in the amount of the cash dividend that would be received by a holder of the Common Stock into which such share of Series B Preferred Stock is convertible on the record date for such cash dividend.

                  Unless all accrued dividends on the Series B Preferred Stock shall have been paid and a sum sufficient for the payment thereof set apart, no dividend shall be paid or declared, and no distribution shall be made, on any Junior Stock and no redemption of any Junior Stock shall occur other than dividends payable in Junior Stock and any payments in respect of fractional shares of Series B Preferred Stock.

                  Redemption. The Series B Preferred Stock is required to be redeemed by the Company at any time after the third anniversary of the initial issuance of the Series B Preferred Stock (the "Issue Date") upon 90 days prior written request from any holder at a price per share equal to Purchase Price/Dividend Preference (as defined below).

                  The Company may redeem the Series B Preferred Stock (i) through the first anniversary of the Issue Date of the Series B Preferred Stock at a price per share equal to 120% of the Purchase Price/Dividend Preference;
(ii) from and after the first anniversary of the Issue Date through the second anniversary of the Issue Date, at a price per share equal to 115% of the Purchase Price/Dividend Preference; (iii) from and after the second anniversary of the Issue Date through the third anniversary of the Issue Date, at a price per share equal to 110% of the Purchase Price/Dividend Preference; and (iv) after the third anniversary of the Issue Date, at a price per share equal to the Purchase Price/Dividend Preference.

                  "Purchase Price/Dividend Preference" is defined to mean $100 plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such share of Series B Preferred Stock, through the date the Company has paid or properly provided for the Redemption Price.

                  Voting. Holders of the Series B Preferred Stock generally have no right to vote for directors or on other matters except in certain circumstances described herein or as otherwise required by law.

                  The holders of Series B Preferred Stock have the right to approve, by the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, (i) the creation, authorization or issuance, or any corporate transaction such as a merger or consolidation that results in the creation or issuance of, any class or series of stock ranking senior to the Series B Preferred Stock ("Prior Stock") or ranking on a parity with the Series B Preferred Stock ("Parity Stock"), (ii) any corporate transaction such as a merger or consolidation, or any amendment to the Articles of Incorporation, that would result in (A) an increase or decrease of the aggregate number of authorized shares of Series B Preferred Stock, or (B) a change in the


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designations, preferences, limitations or relative rights of the shares of
Series B Preferred Stock; (iii) any change in the Company's Articles of Incorporation or bylaws, as then in effect, that adversely affects the rights, preferences or privileges of the Series B Preferred Stock; (iv) any material change in the nature of the Company's business from a company engaged (whether directly or through holdings in other entities) in the exploration, exploitation, development and production of oil and natural gas and related activities; or (v) the issuance of any shares of Series B Preferred Stock except as dividends on the outstanding Series B Preferred Stock or pursuant to the Securities Purchase Agreement.

                  Holders of Series B Preferred Stock also have the right to vote as a class in a number of other circumstances as are required by Texas Business Corporation Act ("TBCA"). The affirmative vote of the holders of a majority of the shares of Series B Preferred Stock entitled to vote thereon is generally is required for any of these actions. Under the Shareholders Agreement, the holders of the Series B Preferred Stock have agreed to vote such shares in favor of certain of these actions.

                  The terms of the Series B Preferred Stock, including the voting rights thereof, could have the effect of delaying, deferring or preventing a takeover attempt of the Company.

                  Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up or a Sale (as defined below) of the Company (a "Liquidation"), before any distribution of assets is made to the holders of any Junior Stock (as defined below) of the Company, the holder of each share of Series B Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its shareholders, the greater of the following amounts per share of Series B Preferred Stock: (i) $100 in cash plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such share, through the date fixed for the distribution of assets of the Company to the holders of Series B Preferred Stock, or (ii) the liquidation distribution, if any, payable in such Liquidation with respect to each share of Common Stock distributed pro rata to the holders of the Series B Preferred Stock, any Parity Stock and the Common Stock on an as-converted basis (assuming the conversion of all Series B Preferred Stock and Parity Stock (if convertible into Common Stock) at the time such liquidation distribution is paid to a holder of such Common Stock). For purposes hereof, "Sale" shall mean and shall be deemed to have occurred at such time as any of the following occurs: (x) certain mergers that constitute a "Change of Control" (as defined herein); or (y) the sale, transfer or other disposition by the Company of all or substantially all of the assets of the Company to another entity.

                  Conversion. The holders of the Series B Preferred Stock have the right, at each holders' option, to convert all or a portion of such Series B Preferred Stock into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing (i) the product of (A) $100 plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such share through the date of surrender of such share of Series B Preferred Stock multiplied by (B) each share of Series B Preferred Stock to be converted by (ii) the Conversion Price (as defined below). "Conversion Price" is defined to mean the conversion price per share of the Common


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Stock into which the Series B Preferred Stock is convertible, as such Conversion
Price may be adjusted pursuant to the Statement of Resolution. The initial Conversion Price is $5.70.

                  The Conversion Price is subject to adjustment in certain circumstances, including (a) if the Company pays a dividend in Common Stock or grants certain rights to purchase securities, (b) if the Company subdivides, splits or reclassifies its outstanding shares of Common Stock into a larger number of shares of Common Stock or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (c) if the Company pays certain dividends or makes certain distributions to all holders of its Common Stock of any shares of capital stock of the Company or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets, including all equity and debt, subject to certain exceptions, and subsection (d) if, subject to certain exclusions, the Company sells or issues Common Stock, options or convertible securities without consideration or with a consideration per share of Common Stock less than the Conversion Price, including in the first year a "full ratchet" adjustment for issuances in excess of $5 million; provided, however, that the Conversion Price as adjusted according to this (d) will not be less than $4.75, appropriately adjusted for stock splits, reverse stock splits and similar recapitalizations (the "Floor Price").

                  Change of Control. Upon the occurrence of certain events constituting a "Change of Control", the Company is required to make a offer to each holder of Series B Preferred Stock to repurchase all or any part of such holder's Series B Preferred Stock at an offer price per share of Series B Preferred Stock in cash equal to 105% of the Change of Control Purchase Price (as defined below) including (a) any persons becoming the beneficial owners of more than 50% of the Company; (b) during any period of two consecutive years, a majority of the Board of Directors changes; (c) the merger of consolidation of the Company except for certain mergers or consolidations in which the shareholders of the Company prior to the transaction retain a majority of the voting stock of the surviving entity; and (d) the sale of all or substantially all of the assets of the Company, subject to certain exceptions for the foregoing matters. "Change of Control Purchase Price" is defined to mean $100 plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such share of Series B Preferred Stock through the date of payment of the Change of Control Purchase Price.

                  Ranking and Certain Covenants. The Series B Preferred Stock ranks senior to the Common Stock and all other series of the Company's preferred stock (none of which are issued and outstanding as of the date hereof) as to the payment of dividends, as to payments upon redemption and as to the distribution of assets upon liquidation, dissolution or winding up unless, after the approval of the holders of a majority of the shares of Series B Preferred Stock, the terms of such other series provide otherwise.

SHAREHOLDERS' AGREEMENT

                  Under the Shareholders' Agreement, each of S.P. Johnson IV, Frank A. Wojtek, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, DAPHAM Partnership, L.P. and Mellon (the "Shareholders") have agreed to cause certain transfers to be bound by the Shareholders' Agreement.


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                  The Shareholders' Agreement provides that if the holders of at least 51% of the Common Stock then outstanding approve a merger, Sale of the Company or sale of all or substantially all of the assets of the Company (an "Approved Sale"), each holder of Series B Preferred Stock will consent to, vote for and raise no objection against the Approved Sale as a holder of Series B Preferred Stock if the consummation of such Approved Sale will constitute a Change of Control (as defined above) or the Approved Sale is a reincorporation merger, subject to certain conditions.

                  If S.P. Johnson IV, Frank A. Wojtek, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, DAPHAM Partnership L.P. or certain transferees thereof (each a "Founder Shareholder") desires to make certain transfers of shares of Common Stock that are not Public Sales (as determined in the Shareholders' Agreement), such Founder Shareholder must allow Mellon "tag-along rights" whereby Mellon has the option also to include shares in the transfer. If the prospective transferee is unwilling or unable to acquire all such shares, then the transferring Founder Shareholder may either cancel the proposed transfer or allocate on a proportional basis the number of shares the prospective transferee is willing to acquire among the transferring Founder Shareholder and Mellon.

                  Under the Shareholders' Agreement, the Company has granted to Mellon and Mr. Webster preemptive rights to purchase certain (i) equity securities, (ii) debt securities, (iii) options, warrants and other rights to acquire each of such securities and (iv) common stock equivalents convertible into or exchangeable for equity securities issuable by the Company, provided that securities issued pursuant to equity incentive plans, securities issued in certain public offerings, securities issued as consideration in a merger, business combination or acquisition, certain securities issued upon conversion of other securities, the Warrant Shares and Underlying Shares, pay-in-kind dividends of Series B Preferred Stock and certain distributions of securities are all excluded from this right.

                  The preemptive rights and tag-along rights under the Shareholders' Agreement terminate upon the first to occur of (a) notice of termination by holders of 50% of the Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants, (b) certain sale transactions involving the Company or (c) the time Mellon (or certain of its transferees) owns less than 50% of the shares issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants.

WARRANT AGREEMENT

                  The Warrants are exercisable at any time prior to the expiration date on February 20, 2007 for the purchase of an aggregate of 252,632 shares of Common Stock at an exercise price of $5.94 per share, subject to certain adjustments.

                  Each Warrant may be exercised by cash payment or on a "cashless basis" by utilizing the average market price during the 4-day trading period preceding the date of exercise.


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                  The number and kind of Warrant Shares issued and the exercise price are subject to adjustment in certain circumstances, including (a) if the Company pays a dividend in Common Stock or distributes shares of its Common Stock, subdivides, splits or reclassifies its outstanding shares of Common Stock into a larger number of shares of Common Stock, or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (b) if the Company issues shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock for no consideration or for less than the market value (as specified in the Warrant Agreement) of the Common Stock, subject to certain exceptions, provided that adjustments under this clause may not result in the exercise price falling below the Floor Price,
(c) if the Company distributes any of its equity securities (other than Common Stock or options) to the holders of the Common Stock on a pro rata basis, (d) if the Company engages in a consolidation, merger or business combination, sells all of its assets to another person or entity, or enters into certain capital reorganizations or reclassifications of the capital stock of the Company or (e) the Company takes certain other actions affecting its Common Stock.

REGISTRATION RIGHTS AGREEMENT

                  The Registration Rights Agreement provides registration rights with respect to the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and the exercise of the Warrants held by Mellon and Mr. Webster (the "Investor Registrable Securities"). The Company may be required to effect one demand registration, subject to certain conditions and limitations. A shareholder owning not less than 51% of the then-outstanding shares of Investor Registrable Securities issuable upon conversion of the Series B Preferred Stock purchased by Mellon and upon exercise of the Warrants issued to Mellon (the "Mellon Registrable Shares") may demand that the Company effect a registration under the Securities Act for the sale of not less than 5% of the shares of Mellon Registrable Securities then outstanding. The holders of the registration rights also have limited rights to require the Company to include their shares of Common Stock in connection with certain other offerings registered by the Company. The registration rights will terminate as to any holder of Investor Registrable Securities at such time as such holder may sell under Rule 144(k) all Investor Registrable Securities then held by such holder. This agreement requires the investor parties to this agreement to agree to certain lock-up restrictions in connection with certain public offerings registered by the Company.

OTHER

                  The Company agreed in a Compliance Sideletter with Mellon to, among other things, use commercially reasonable efforts to assist Mellon in remedying or preventing certain regulatory problems of Mellon that may be asserted by the Small Business Administration, the Federal Reserve Board, the Controller of Currency or any other governmental regulatory agency concerned with the regulation of banks or financial services institutions. These actions include without limitation, assisting in facilitating certain transfers, and permitting Mellon to exchange voting securities for similar non-voting securities. The Company also agreed with Mellon to comply with certain small business administration and other regulations and to provide information relating thereto to Mellon.


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                  In connection with the Financing, each of the Company's
executive officers entered into an amendment to his employment agreement that provides that nothing in the Shareholders' Agreement or in the transactions contemplated by the Securities Purchase Agreement will constitute a "Change of Control" within the meaning of such term in each such employee's employment agreement.

                  Each of the Company's six directors who have indemnification agreements entered into an amendment to such indemnification agreement that provides that nothing in the Shareholders' Agreement or in the transactions contemplated by the Securities Purchase Agreement will constitute a "Change of Control" within the meaning of such term in each such director's indemnification agreement.

                  The Company also amended its Amended and Restated Bylaws (the "Bylaws") to provide that nothing in the Shareholders' Agreement or in the transactions contemplated by the Securities Purchase Agreement will constitute a "Change of Control" within the meaning of such term in the bylaws.

                  The Company issued a press release dated February 22, 2002 describing certain of the matters described above.

DESCRIPTIONS OF CERTAIN DOCUMENTS

                  The descriptions of the Securities Purchase Agreement, the Statement of Resolution, the Shareholders' Agreement, the Warrant Agreement, the Registration Rights Agreement, the Compliance Sideletter, the form of amendment to employment agreements, the form of amendment to the indemnification agreements, the amendment to the Company's Amended and Restated Bylaws and the press release do not purport to be complete and are qualified in their entirety by provisions of each such agreement, copies of which have been filed as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.9, 99.10, 4.1, 99.7, 99.8, 3.1
and 99.9, respectively, and which are incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits.

         3.1      Amendment No. 3 to the Company's Amended and Restated Bylaws.

         99.1 Securities Purchase Agreement dated February 20, 2002 among the Company, Mellon Ventures, L.P. and Steven A. Webster.

         99.2 Statement of Resolution dated February 20, 2002 establishing the Series B Convertible Participating Preferred Stock providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof.


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         99.3     Shareholders' Agreement dated February 20, 2002 among the
                  Company, Mellon Ventures, L.P., Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P.

         99.4 Warrant Agreement dated February 20, 2002 among the Company, Mellon Ventures, L.P. and Steven A. Webster (including Warrant Certificate).

         99.5 Registration Rights Agreement dated February 20, 2002 among the Company, Mellon Ventures, L.P. and Steven A. Webster.

         99.6 Compliance Sideletter effective as of February 20, 2002 between the Company and Mellon Ventures, L.P.

         99.7     Form of Amendment to Executive Officer Employment Agreement.

         99.8     Form of Amendment to Director Indemnification Agreement.

         99.9     Press Release of the Company dated February 22, 2002.


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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CARRIZO OIL & GAS, INC.




                                           By: /s/ FRANK A. WOJTEK
                                              ---------------------------------
                                           Name:   Frank A. Wojtek
                                           Title:  Vice President and Chief
                                                   Financial Officer

Date:  February 26, 2002


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                                  EXHIBIT INDEX




EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

 3.1            Amendment No. 3 to the Company's Amended and Restated Bylaws.

 99.1           Securities Purchase Agreement dated February 20, 2002 among the
                Company, Mellon Ventures, L.P. and Steven A. Webster.

 99.2           Statement of Resolution dated February 20, 2002 establishing the
                Series B Convertible Participating Preferred Stock providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof.

 99.3           Shareholders' Agreement dated February 20, 2002 among the
                Company, Mellon Ventures, L.P., Paul B. Loyd, Jr., Douglas A.P.
                Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P.

 99.4           Warrant Agreement dated February 20, 2002 among the Company,
                Mellon Ventures, L.P. and Steven A. Webster (including Warrant
                Certificate).

 99.5           Registration Rights Agreement dated February 20, 2002 among the
                Company, Mellon Ventures, L.P. and Steven A. Webster.

 99.6           Compliance Sideletter dated February 20, 2002 between the
                Company and Mellon Ventures, L.P.

 99.7           Form of Amendment to Executive Officer Employment Agreement.

 99.8           Form of Amendment to Director Indemnification Agreement.

 99.9           Press Release of the Company dated February 22, 2002.